As filed with the Securities and Exchange Commission on May __, 2001
                                                  Registration No. 333-

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             -----------------------

                          SENTRY TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

    DELAWARE                                               96-11-3349733
(State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                              350 Wireless Boulevard
                            Hauppauge, New York 11788
                                 (631) 232-2100
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                Peter L. Murdoch
                       President and Chief Executive officer
                          Sentry Technology Corporation
                            Hauppauge, New York 11788
                                 (631) 232-2100
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:
                                Stephen A. Salvo
                        Salvo, Russell, Fichter & Landau
                             510 Township Line Road
                          Blue Bell, Pennsylvania 19422
                                 (215) 653-0110

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement in light of market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box: [ ]


                                           CALCULATION OF REGISTRATION FEE
==============================================================================
                                                   Proposed
Title of each class   Amount    Proposed           maximum         Amount of
of securities to      to be     Maximum Offering   aggregate      registration
be registered       registered  price per Unit(1)  offering price      fee
------------------------------------------------------------------------------
Common Stock
$.001 par value     23,050,452   $0.07 per share    $1,613,532      $ 403.39
______________________________________________________________________________

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the prices of the Common Stock on the OTC Bulletin Board on May __, 2001.
                              --------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                   SUBJECT TO COMPLETION, DATED MAY __, 2001


Prospectus

                                23,050,452 Shares

                         Sentry Technology Corporation

                                  Common Stock

                                  ------------


	Our common stock trades on the OTC Bulletin Board under the symbol
"SKVY."


	On January 8, 2001, we issued to Dutch A&A Holding B.V., a Netherlands company ("Dutch A&A"), 23,050,452 shares of our common stock for a purchase price of $3,000,000.00. This prospectus relates to resales of those shares by Dutch A&A. The shares may be offered and sold by Dutch A&A or its transferees from time to time in open-market or privately-negotiated transactions that may involve underwriters or brokers.

	We will not receive any of the proceeds from the sale of the shares covered by this prospectus, and the registration of the shares does not necessarily mean that any of them will be offered or sold by Dutch A&A.

                               ------------

-----------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a crime.
-----------------------------------------------------------------------------

                               ------------

          The date of this Prospectus is_______________, 2001.



THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL OUR REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURIITES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                               TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION............................................3
RISK FACTORS...................................................................4
CAUTIONARY STATREMENT REGARDING FORWARD-LOOKING STATEMENTS.....................4
SENTRY TECHNOLOGY CORPORATION..................................................5
DESCRIPTION OF CAPITAL STOCK...................................................6
USE OF PROCEEDS................................................................7
THE SELLING SHAREHOLDER........................................................7
PLAN OF DISTRIBUTION...........................................................8
LEGAL OPINIONS.................................................................9
EXPERTS........................................................................9



                      WHERE YOU CAN FIND MORE INFORMATION

	We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and
Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

	The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

	o	Annual Report on Form 10-K for the year ended  December 31,2000;
		and

	o	Current Reports on Form 8-K filed January 22, 2001 and March 8,
		2001.

	You may request a copy of these filings, at no cost, by writing or telephoning:

                            Sentry Technology Corporation
                            350 Wireless Boulevard
                            Hauppauge, New York 11788
                            Attention:  Corporate Secretary
                            Telephone:  631/232-2100

	You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Dutch A&A will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                  RISK FACTORS

      Before you invest in Sentry Technology common stock, you should read the Risks, uncertainties and factors which may adversely affect Sentry Technology That are discussed under the caption "Risk Factors" in our Registration Statement on Form S-4 filed on October 20, 2000 which are incorporated by Reference in this prospectus.


                          CAUTIONARY STATEMENT REGARDING
                            FORWARD-LOOKING STATEMENTS

	We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of Sentry Technology. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for the securities of Sentry Technology. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are estimates reflecting the best judgment of senior management of Sentry Technology, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

   - the competitive nature of our business and the effect of competition on our ability to operate profitably;

   - our reliance on a limited number of major customers;

   - the risk of fluctuating operating results on a seasonal or quarterly basis;

   - the risk of delay in supply of component parts on our ability to fill orders;

   - our reliance on a limited number of suppliers for component parts;

   - the risk of volatility in our stock price;

   - the risk related to government regulation which may be burdensome or lead to significant costs or liabilities;

   - the impact of operational hazards;

   - the risk that our business strategy may not be successful;

   - the risk that we may not fully realize the benefits expected to result from our relationship with Dutch A&A;

   - the impact of the loss of key employees; and

   - the risk that other firms will further expand into markets in which we operate.

These factors are more fully described under the caption "Risk Factors" in our Registration Statement on Form S-4 filed on October 20, 2000 which are incorporated by reference in this prospectus. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents that we incorporated by reference into this document. In addition, we can give you no assurance that:

   - we have correctly identified and assessed all of the factors affecting our businesses;

   - the publicly available and other information with respect to these factors on which we have based our analysis is complete and correct;

   - our analysis is correct; or

   - our strategies, which are based in part on this analysis, will be successful.


     Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                          SENTRY TECHNOLOGY CORPORATION

	Sentry was formed in connection with the February 1997 merger of Knogo North America Inc., a Delaware corporation, and Video Sentry Corporation, a Minnesota corporation. As a result of the merger, we became the parent Corporation of two wholly-owned Delaware subsidiaries: Knogo North America Inc. ("Knogo") and Video Sentry Corporation ("Video").

	Knogo is engaged in the design, manufacture, sale, installation and servicing of a complete line of electronic article surveillance equipment.

	Video designs, manufactures, markets, installs and services a programmable traveling closed circuit television surveillance system that delivers a high Quality video picture which is used in a wide variety of applications. Video also acts as a system integrator for conventional CCTV products that it markets, installs and services.

	Our proprietary CCTV system, called SentryVision(tm), is designed to provide enhanced prevention surveillance in retail stores and distribution centers as well as to provide monitoring and deterrence of illegal and unsafe activities in a variety of other locations such as parking garages, correctional facilities, warehouses, transportation centers and public transit terminals. SentryVision(tm) may also be employed in a broad range of operational and process monitoring applications in commercial manufacturing and industrial settings.

	Our recently developed SentryVision(tm) SmartTrack system features one or two state-of-the-art pan, tilt and zoom domes providing for 360o unobstructed views to eliminate most blind spots. Additionally, SmartTrack utilizes sophisticated software that provides six tours and up to 60 presets per camera carriage to allow programmable viewing and recording with or without an operator.

	We are a Delaware corporation. Our executive offices are located at 350 Wireless Boulevard, Hauppauge, New York 11788, and our telephone number is
(631) 232-2100. Our website address is www.sentrytechnology.com, but the information on our website in not part of this prospectus.





                           DESCRIPTION OF CAPITAL STOCK

	We are authorized to issue 140,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock. As of May 11, 2001, there were 61,467,872 shares of common stock outstanding. No shares of preferred stock were outstanding. The following is only a summary of some of the rights of shareholders that might be important to you. You should refer to our Charter and By-laws for a complete statement of your rights as a shareholder. Both the Charter and the By-laws are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Common Stock

	Our common stockholders receive one vote per share on all matters voted by the stockholders, including the election of directors. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Thus, under the Delaware General Corporation Law, the holders of more than one-half of our outstanding shares of common stock are able to elect all our directors then standing for election.

	Subject to any preferential rights of any series of our preferred stock, our common stockholders may receive dividends out of assets legally available for distribution if our Board declares, and may share ratably in our assets legally available for distribution in the event of our liquidation, dissolution or winding up.

	Common stockholders have no preferences, preemptive, conversion or exchange rights.

	Under certain circumstances, the holders of at least 80% of our outstanding voting stock must approve:

	-	any merger, consolidation or disposal of a substantial part of our
		assets;

	-	any dissolution, any offer by us to purchase our shares, or any
		reclassification, recapitalization or other transaction designed to
		decrease the number of holders of our shares;

	-	any change in the provisions of our certificate of incorporation
		or bylaws regarding the number, classification, term of office, qualifications, election and removal of our directors and filling vacancies and newly created directorships, or any provision restricting action by written consent;

	-	any changes in our certificate of incorporation regarding the
		limitation of liability of directors or the indemnification of officers and directors or any change to supermajority voting requirements except where the unanimous recommendation of our entire Board entitles our stockholders to vote on the change; or

	-	any amendment to the supermajority voting requirements listed above,
		except where the unanimous recommendation of our entire Board
		entitles our stockholders to vote on the amendment.


	Some of these provisions may discourage attempts to acquire control of us through acquisitions of our shares in transactions not approved by our Board. These provisions discourage transactions which increase the market price of our common stock and our management may be able to resist changes which you might otherwise have the power to impose. The division of our Board into three classes could discourage third parties from seeking to acquire control of our Board and could impede proxy contests or other attempts to change our management.

	The Transfer Agent for the common stock is American Stock Transfer & Trust Company. The common stock is traded on the OTC Bulletin Board under the symbol "SKVY."

Preferred Stock

	Under the Charter, the Board of Directors is authorized, without further stockholder action, to issue up to 10,000,000 shares of preferred stock. The Board may issue preferred stock in series, with different preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or other provisions.


                                USE OF PROCEEDS

	Sentry Technology Corporation will not receive any proceeds from the sale of the common stock.

                            THE SELLING SHAREHOLDER

	We issued 23,050,452 shares of our common stock for an aggregate purchase price of $3,000,000.00 to Dutch A&A on January 8, 2001. This prospectus relates to the offer and sale of the shares by Dutch A&A or its donees, pledgees, transferees or other successors in interest. We will receive no proceeds from any such offering.

	We do not know if, when or in what amounts Dutch A&A will sell any shares. Consequently, we cannot estimate how many shares will be held by it after completion of the offering.

                             PLAN OF DISTRIBUTION

	Dutch A&A, or its donees, pledgees, transferees or other successors in interest, may sell the common stock in transactions on the OTC Bulletin Board or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the shares or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Alternatively, the shares may be offered to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire shares as principals. The distribution of the shares through such persons may be effected in one or more transactions that may take place on the OTC Bulletin Board, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Dutch A&A may pay usual and customary or specifically negotiated brokerage fees or commissions in connection with such sales. In connection with such sales, Dutch A&A and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the shares if any such underwriters, brokers, dealers or agents should purchase any shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

	In connection with distributions of the shares or otherwise, Dutch A&A may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with Dutch A&A.
Dutch A&A may also sell shares short and redeliver the shares to close out such short positions. Dutch A&A may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this prospectus. Dutch A&A may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

	Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, Dutch A&A will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by Dutch A&A. We will make copies of this prospectus available to Dutch A&A and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

	We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by Dutch A&A that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or a purchase by a broker or dealer. Such supplement will disclose: (a) the name of each participating broker-dealer(s), (b) the number of shares involved,
(c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,
(e) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (f) other facts material to the transaction.

	We have agreed to pay the expenses of registering all of the shares of common stock offered hereby under the Securities Act, including all registration, filing and exchange listing fees, blue sky expenses, fees of its own counsel and accountants, and underwriters' fees customarily paid by issuers (excluding underwriting discounts, commissions and transfer taxes).




                                LEGAL OPINIONS

	Salvo, Russell, Fichter & Landau, Blue Bell, Pennsylvania, has delivered to Sentry Technology Corporation a legal opinion as to the validity of the common stock covered by this prospectus.

                                   EXPERTS

	The consolidated financial statements incorporated in this prospectus by reference from Sentry Technology Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.











































                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

	The estimated expenses in connection with the offering are as follows:

         Securities and Exchange Commission registration fee       $   403.39
         Legal fees                                                  5,000.00
         Accounting fees and expenses                                3,000.00
                                                                     --------
                           TOTAL                                   $ 8,403.39


Item 15.  Indemnification of Officers and Directors.

	Under Section 145 of the Delaware General Corporation Law, Sentry has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

	Sentry's Amended and Restated Certificate provides, as permitted by the DGCL, and with certain exceptions, that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by the DGCL. Sentry's Amended and Restated Certificate of Incorporation and bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require Sentry to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. Sentry believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to Sentry, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of Sentry or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director's duty to Sentry or its stockholders when the director was aware or should have been aware of a risk of serious injury to Sentry or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to Sentry or its stockholders, for improper transactions between the director and Sentry and for improper distributions to stockholders and loans to directors and officers. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

	The Delaware General Corporation Law permits Sentry to limit a director's exposure to financial liability for breach of duty in our certificate of incorporation except for: a breach of duty of loyalty, failure to act in good faith, intentional misconduct, violation of law or willful or negligent violation of certain provisions in the Delaware General Corporations Law that impose certain requirements with respect to stock repurchases, redemptions and dividends, or for any other transactions from which the directors derive an improper personal benefit.

	Sentry's certificate of incorporation limits a director's liability for financial damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law, and provides that our stockholders may not modify this limitation with regard to any pre-existing right or protection.

	The Delaware General Corporation Law permits Sentry to indemnify our directors and officers against expense, judgments, fines and amounts paid in settlement that are incurred in connection with any pending, threatened or completed action or proceeding. Sentry's bylaws state that it must indemnify its directors, officers, other employees, and agents to the fullest extent permitted by law. Sentry's bylaws also permit it to secure insurance on behalf of its officers, directors, employees or other agents for any liability arising out of actions performed on its behalf.

	At present, there is no pending litigation or proceeding involving a director or officer of Sentry as to which indemnification is being sought nor is Sentry aware of any threatened litigation that may result in claims for indemnification by any officer or director.

	Sentry has an insurance policy covering the officers and directors of Sentry with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.  Exhibits.

      2.1 Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996 among Video Corporation, Knogo North America Inc., Sentry Technology Corporation, Viking Merger Corp. and Strip Merger Corp., as amended by Amendment No. 1 to Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997. Incorporated by reference to Exhibit 2.1 to Company's Registration Statement on Form S-4 (No. 333-20135).

      3.1 Amended and Restated Certificate of Incorporation of the Company, together with Form of Certificate of Designations of Sentry Technology Corporation Class A Preferred Stock. Incorporated by reference to Exhibit 3.1 to Company's
            Registration Statement on Form S-4 (No. 333-20135).

      3.2   Bylaws of the Company.  Incorporated by reference to Exhibit
            3.2 to Company's Registration Statement on Form S-4 (No. 333-20135).

       5    Opinion of Salvo, Russell, Fichter & Landau

     23.1   Consent of Salvo, Russell, Fichter & Landau (included in Exhibit 5)

     23.2   Consent of Deloitte & Touche LLP

     24.1   Power of Attorney (included on signature page).

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no More than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and
(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	The undersigned registrant further hereby undertakes that:

	(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

	(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






















                                  SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this ____th day of May, 2001.


                                            SENTRY TECHNOLOGY CORPORATION


                                            By:/s/ Peter J. Mundy
                                                   ----------------------
                                                   Peter J. Mundy
                                                   Vice President-Finance,
                                                   Chief Financial Officer,
                                                   Secretary and Treasurer

Dated:  May __, 2001

POWER OF ATTORNEY

	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May __, 2001. Each of the undersigned officers and directors of the registrant hereby constitutes Peter Murdoch and Peter Mundy, either of whom may act as his/her true and lawful attorneys-in-fact with full power to sign for him/her and in his/her name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his/her name and behalf in his/her capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.






















Signature                                         Title


/s/ Peter L. Murdoch                              Chief Executive Officer
-------------------------                         and Director
Peter L. Murdoch


/s/ Peter J. Mundy                                Vice President-Finance,
-------------------------                         Chief Financial and
Peter J. Mundy                                    Accounting Officer,
                                                  Secretary and Treasurer


/s/ William A. Perlmuth                           Director
-------------------------
William A. Perlmuth


/s/ Willem Angel                                  Director
-------------------------
Willem Angel


/s/ Robert D. Furst, Jr.                          Director
-------------------------
Robert D. Furst, Jr.


/s/ Jonathan G. Granoff                           Director
-------------------------
Jonathan G. Granoff


/s/ Cor S.A. De Nood                              Director
-------------------------
Cor S.A. De Nood



Dated:  May __, 2001
















                                   EXHIBIT INDEX

Exhibit
Number         Exhibit
------         -------
 2.1           Amended and Restated Agreement and Plan of Reorganization and
               Merger, dated as of November 27, 1996 among Video Corporation,
               Knogo North America Inc., Sentry Technology Corporation,
               Viking Merger Corp. and Strip Merger Corp., as amended by
               Amendment No. 1 to Amended and Restated Agreement and Plan of
               Reorganization and Merger, dated as of January 10, 1997.
               Incorporated by reference to Exhibit 2.1 to Company's
               Registration Statement on Form S-4 (No. 333-20135).

 3.1 Amended and Restated Certificate of Incorporation of the Company, together with Form of Certificate of Designations of Sentry Technology Corporation Class A Preferred Stock. Incorporated by reference to Exhibit 3.1 to Company's Registration Statement on Form S-4 (No. 333-20135).

 3.2 Bylaws of the Company. Incorporated by reference to Exhibit to Company's Registration Statement on Form S-4
               (No. 333-20135).

  5            Opinion of Salvo, Russell, Fichter & Landau

 23.1          Consent of Salvo, Russell, Fichter & Landau (included in
               Exhibit 5)

 23.2          Consent of Deloitte & Touche LLP

 24.1          Power of Attorney (included on signature page).

----------------

























                  OPINION OF SALVO, RUSSELL, FICHTER & LANDAU




                                                                 Exhibit 5


                                 May __, 2001

Board of Directors
Sentry Technology Corporation
350 Wireless Boulevard
Hauppauge, New York 11788


                         Registration Statement on Form S-3
                           Sentry Technology Corporation

Gentlemen:

We are counsel for Sentry Technology Corporation (the "Company") in connection with its registration under the Securities Act of 1933 of 23,050,452 shares of its common stock (the "Shares") that are proposed to be offered and sold by Dutch A&A as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission").

In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

      2. The Shares have been duly authorized and, when sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to our firm under the heading "Legal Opinions" in the Registration Statement.

                                         Very truly yours,



                                         /s/ Salvo, Russell, Fichter & Landau






                       CONSENT OF INDEPENDENT ACCOUNTANTS




                                                              Exhibit 23.2





                          INDEPENDENT AUDITORS' CONSENT



	We consent to the incorporation by reference in this Registration Statement of Sentry Technology Corporation on Form S-3 of our report dated March 27, 2001, appearing in the Annual Report on Form 10-K of Sentry Technology for the year ended December 31, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/      Deloitte & Touche LLP



May 9, 2001